EXHIBIT 99.3

                         LEHMAN BROTHERS HOLDINGS INC.

                       CONSOLIDATED STATEMENT OF INCOME
                         (Preliminary and Unaudited)
                     (In millions, except per share data)


                                             Nine Months Ended
                                             ------------------  Percentage of
                                             Aug. 31,  Aug. 31,  Dollar Change
                                               2001      2000      Inc/(Dec)
                                             --------  --------  -------------

Revenues:
   Principal transactions                    $ 2,619   $ 3,055
   Investment banking                          1,539     1,664
   Commissions                                   827       690
   Interest and dividends                     13,070    14,512
   Other                                          38       113
                                             --------  --------
      Total revenues                          18,093    20,034
   Interest expense                           12,560    14,025
                                             --------  --------
      Net revenues                             5,533     6,009        (8)%
                                             --------  --------

Non-interest expenses:
   Compensation and benefits                   2,822     3,125
   Technology and communications                 376       249
   Brokerage and clearance fees                  232       188
   Business development                          147       126
   Professional fees                             126       128
   Occupancy                                     138        97
   Other                                          59        71
                                             --------  --------
      Total non-interest expenses              3,900     3,984        (2)%
                                             --------  --------
Income from operations before taxes and
  dividends on trust preferred securities      1,633     2,025
   Provision for income taxes                    466       607
   Dividends on trust preferred securities        42        42
                                             --------  --------
Net income                                   $ 1,125   $ 1,376        (18)%
                                             ========  ========
   Preferred stock dividends                      84        83
Net income applicable to common stock        $ 1,041   $ 1,293        (19)%
                                             ========  ========


Earnings per common share
   Basic                                       $4.28     $5.27
                                             ========  ========
   Diluted                                     $3.91     $4.91
                                             ========  ========